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                                                                   EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Stock Option Plan, of our report dated October 19, 1995, except for the second paragraph of Note 6, as to which the date is November 8, 1995, with respect to the consolidated financial statements and schedule of Xircom, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1995, filed with the Securities and Exchange Commission.


                                                ERNST & YOUNG LLP

Woodland Hills, California
September 13, 1996